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                                                                   Exhibit 10.15


                                LICENSE AGREEMENT

This Agreement (:'Agreement") is made this 26th day of April, 1996, by and between McDonnell Information Systems Limited (hereinafter"MDIS"), a United Kingdom corporation, whose business address is Boundary Way, Hemel Hempstead, Herts, HP2 7HU, England and General Automation, Inc. (hereinafter "GAI"), a Delaware corporation, whose principal place of business is 17731 Mitchell North, Irvine, California 92714, with reference to the following facts:

A. MDIS is owner of all right, title, interest and copyright in a proprietary operating system known and marketed as REALITY and a version of REALITY utilized to operate in various operating environments, including UNIX and AIX, known and marketed as REALITYX (collectively hereinafter referred to as "Software"). The Software embodies unique concepts, programming techniques, procedures, designs, structures and routines, all of which constitute copyrights subject matter and "Confidential Information", which are and shall remain a valuable property of MDIS, except as provided for herein.

B. GAI is experienced in the development of computer Software, the design and manufacture of computer hardware, the design, integration, marketing and distribution of computer systems, and the providing of support and service for such systems and Software to Value Added Resellers/dealers and end-users. Further GAI has the capabilities to integrate, market and support, and otherwise exploit the Software as part of its product line, for sale to its customers worldwide.

C. GAI desires to be appointed as a Master Distributor and granted a license to modify, enhance market, sell and otherwise use the Software as provided for herein. GAI shall have the first right of refusal to be appointed as master distributor in respect of the REALITYX software for which MDIS seeks to appoint a master distributor in the United States.

D. On the terms and conditions set forth herein, GAI desires to be appointed as a Master Distributor for the Software and receive a license and MDIS desires to appoint GAI as a Master Distributor and to license the Software to GAI as follows:

    1. Term. The term of this Agreement, including the grant of license, shall commence on the date of execution hereof and continue in perpetuity unless terminated by either party as hereinafter provided.

    2. License. MDIS hereby grants to GAI a non-exclusive license, throughout the world excluding Australia, New Zealand and the United Kingdom (the "Territory") subject to the terms and conditions of this Agreement (I) to have and use the Software in source code form to generate modifications, enhancements, revisions and create derivative works or additional modules or translations, (ii) to use the Software for GAI's own internal data processing needs, to provide data processing services, for demonstration purposes, or for support and maintenance, (iii) to sub-license the use of the Software through one or more dealers to sub-license to end-users, (iv) to distribute and sub-license directly to end-users within the Territory, and (v) to integrate and configure the Software with various hardware platforms.

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    3.  Delivery of Technology. Immediately following the execution of this
        Agreement, MDIS shall deliver to GAI the Software in both object and source code form and techniques, user documentation, training manuals and such other material as are generally available. Further, should GAI request it, MDIS may deliver to GAI previous versions of the Software in object and source code form as available.

    4. Enhancements. GAI shall retain all right, title and interest to any enhancements and modifications or new modules or translations made by GAI to the Software. However, the use of any portion of the Software, including any portion of the design or external or internal interfaces, whether they are modified or enhanced, or included in other programmes or converted to another programming language or operating system, shall remain subject to all the terms and conditions of this Agreement. No modification or enhancement, regardless of how material, shall alter GAI's obligations hereunder.

    5. Support Obligation. GAI is solely responsible for providing support to its value added resellers, dealers, sub-dealers and end-users within the Territory. GAI specifically acknowledges that MDIS is not obligated to provide support to GAI's end-users or dealers. GAI further acknowledges that it is responsible for the supervision, management and control of the marketing, distribution, sub-licensing and use of the Software to GAI's end-users and dealers.

    6. Upgrade. MDIS agrees to provide GAI with any upgrades or revisions of the Software which it generally makes available to its distributors in the future at a fee that is no more than MDIS charges to any of its other distributors.

    7.  Rovalty Payments

        7.1 Royalty Rate. GAI shall upon execution of the Agreement pay to MDIS nil royalties. Thereafter upon each anniversary of the date of this Agreement commencing from 1997, GAI shall pay to MDIS the annual royalties payment equivalent to the amount specified under each relevant year in Table 1 Exhibit A. GAI understands and accepts that the royalty fee has been set by MDIS only on the understanding that in each year of this Agreement the annual royalty payment specified in Table 1 Exhibit A shall be paid to MDIS and it shall constitute an irrevocable commitment on the part of GAI.

        7.2 Late Charges. If MDIS does not receive the full amount due on or before the date upon which such amounts are due and payable, such outstanding amounts shall thereafter bear interest until payment at the maximum rate permissible by applicable law, but in no event to exceed ten percent (10%) per annum.

        7.3 Place of Payment. All amounts due to MDIS shall be sent or delivered by GAI to MDIS at the address first written above or such other address as MDIS may designate from time to time by written notice to GAI.


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        7.4  Taxes. In addition to all the amounts due to MDIS hereunder, GAI shall pay to or reimburse MDIS the amount of any sales, use, excise, property or other federal, state, local or foreign taxes, duties, tariffs, (other than any tax based solely on MDIS's net income) and related interest which MDIS is at any time obligated to pay or collect in connection with or arising out of a transaction contemplated under this Agreement.

    8. GAI Records. GAI shall keep at its principal place of business accurate books of account relating to the exploitation, marketing, sub-licensing and use by GAI of the Software. Such books of account shall include the identity, address and date of delivery or sub-license to an end-user or dealer and a copy of the original invoice to the end-user dealer.

    9. Paid-up Purchase Option. For good and valuable consideration, the sufficiency of which is hereby acknowledged, MDIS hereby grants to GAI and GAI hereby accepts an irrevocable option to purchase a paid-up license of the software. The option may only be exercised after 1st January 1998 and shall become exercisable upon the payment by GAI to MDIS in the amount of three million eight hundred and fifty thousand US dollars ($3,850,000.00) in royalties or a cash payment equal to two million nine hundred thousand US dollars ($2,900,000.00) less an amount representing eighty (80) percent of the aggregate of all previously paid royalty payment. Thereafter GAI shall have the same rights to the software in perpetuity as provided in this Agreement without further royalty payments to MDIS.

    10. Proprietary Rights

        10.1 Title to Software. Notwithstanding the provisions of Section 9 above, full copyright and title to the Software, including derivative works and related documentation and products delivered to GAI shall at all times remain with MDIS.

        10.2 Definition and Nature of Confidential Information. GAI acknowledges and agrees that the "Confidential Information" shall at all times be and remain a sole and exclusive property of MDIS. For purposes of this Agreement, the term "Confidential Information" shall include documentation, and all versions of the foregoing delivered to GAI by MDIS, and all data, specifications, techniques, know-how, programs, source code, object code, documentation, diagrams, flow charts and other materials of any type whatsoever (tangible or intangible) contained or revealed in any of the foregoing. Such Confidential Information contains valuable confidential information and trade secrets developed or acquired by MDIS due to expenditure of a great deal of time and money. Confidential information does not include: (a) information which already or otherwise becomes publicly known through no negligence or breach of any duty of confidentiality of GAI pursuant to this Agreement or (b) information which is lawfully received by GAI from third parties; or can be shown by GAI to have been independently developed by GAI.


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        10.3 Obligations of GAI Regarding Confidential Information. GAI agrees to observe confidentiality with regard to Confidential Information including, but not limited to, not disclosing or otherwise permitting any third person or entity access to the Confidential Information, except as necessary to exercise the rights granted herein, with MDIS's prior written permission, which will not be unreasonably withheld (except that such disclosure access shall be permitted to an employee or consultant of GAI on a need to know basis) and generally taking any and all other actions reasonably necessary or appropriate to insure the continued proprietary nature of the Confidential Information.

    11. License of Trademark. MDIS grants to GAI a non-exclusive license to use MDIS's "Reality" trademark in the Territory only in the use, marketing, distribution and sale of the Software under this Agreement, GAI shall place a notice with the trademark in every instance of use by GAI, in a location and of a form acceptable to MDIS, stating the Reality trademark is owned by MDIS, or such other notice as MDIS requires. GAI's use of the trademark shall be subject to MDIS' then prevailing trademark policies and procedures as advised by MDIS to GAI from time to time, and GAI shall be given a reasonable period of time to comply with such changed policies and procedures.

    12. Representations and Warranties. MDIS makes representations and warranties:

        12.1 MDIS has the unrestricted right, power and authority to enter into this Agreement and to grant the license and the option provided herein to GAI and that MDIS possess all right, title, interest and copyright to the Software free and clear of all liens, encumbrances, licenses and other rights.

        12.2 The Software does not infringe on any U.S. trade secret, patent, invention or intellectual property right or otherwise violate the rights of any third party, and no proceedings have been instituted or are pending and no action has been threatened and no claim has been made by a third party alleging any such violation.

        12.3 That the Software will perform substantially as stated in the documentation supplied to GAI and that the Software is not free of bugs.

        12.4 SAVE AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL WARRANTIES EXPRESS OR IMPLIED, ORAL OR IN WRITING, BY LAW CUSTOM OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE HEREBY EXCLUDED.


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    13. Obligation to Defend. MDIS will defend any action or proceedings brought against GAI or its dealer's or end-users that is based upon a claim or allegation that the Software, manuals, documentation, or trademarks, in the form provided by MDIS to GAI hereunder and as used by GAI, infringe or misappropriate a United States trademark, trade secret, patent or copyright. MDIS will pay all resulting costs, damages and legal fees and costs which may be awarded against those parties in such action or proceeding which are attributable to such claim or allegations, provided that GAI: (a) promptly notifies MDIS in writing of any such action or proceeding; (b) GAI makes no admission or statement without MDIS' prior written consent; (c) provides MDIS with all such reasonably necessary assistance and co-operation as MDIS may reasonably request for the defense thereof; and (d) insofar as any such action or proceeding directly relates to such claim or allegation, allows MDIS to direct the defence and enter into any settlement, with the written consent of GAI (such consent not to be unreasonably withheld).

    14. No Warranty to Third Parties. MDIS DOES NOT MAKE A WARRANTY TO ANY END-USER OR THIRD PARTY (INCLUDING, WITHOUT LIMITATION DEALERS) WITH RESPECT TO THE SOFTWARE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. GAI SHALL NOT HAVE THE RIGHT NOR CLAIM TO HAVE THE RIGHT TO MAKE OR PASS ON BEHALF OF MDIS ANY OF THE WARRANTIES OR REPRESENTATIONS SET OUT IN
        SECTION 14 TO ANY END-USER OR THIRD PARTY.

    15. Limitation of liability.

        15.1 MDIS SHALL INDEMNIFY GAI IN RESPECT OF ANY DIRECT LOSS OR DAMAGE TO THE TANGIBLE PROPERTY OF GAI WHERE SUCH LOSS OR DAMAGE IS CAUSED BY THE NEGLIGENCE OF MDIS, ITS SERVANTS OR AGENTS UP TO AN AMOUNT NOT EXCEEDING US $100,000 FOR EACH EVENT OR SERIES OF CONNECTED EVENTS.

        15.2 GAI SHALL INDEMNIFY AND HOLD MDIS HARMLESS AGAINST ANY LOSS, DAMAGE OR EXPENSE (INCLUDING LEGAL COSTS) SUFFERED BY MDIS AND CAUSED BY OR ARISING OUT OF ANY ACTUAL OR THREATENED THIRD PARTY PROCEEDINGS, CLAIMS OR ACTIONS HOWSOEVER ARISING FROM ANY ACT OR OMISSION OF GAI OR ITS SUB-DISTRIBUTORS, DEALERS OR END-USERS, OR FROM THE SUPPLY, USE OR SUPPORT OF THE PRODUCTS OR SOFTWARE.


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    16. Exclusion of Certain Damages

        MDIS' ENTIRE LIABILITY IS AS SPECIFIED IN CLAUSES 14, 16.1 AND 16.2 EXISTENCE OF ONE OR MORE CLAIMS, SUIT OR PROCEEDING SHALL NOT EXPAND OR ENLARGE THE LIMITATION OF LIABILITY. EACH PARTY HEREBY AGREES THAT EACH SHALL NOT BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES BASED UPON THE USE OF THE SOFTWARE OR RELATED PRODUCTS OR DOCUMENTATION BY GAI OR THE DISTRIBUTION, MARKETING AND LICENSING OF THE SOFTWARE, EVEN IF ONE PARTY HAS BEEN NOTIFIED OF THE POSSIBILITIES OF SUCH DAMAGES. THE PARTIES HEREBY ACKNOWLEDGE THAT THE OTHER PORTIONS OF THE AGREEMENT HAVE BEEN MADE IN RELIANCE UPON INCLUSION OF THIS SECTION.

    17. General

        17.1 GAI shall ensure that prior to delivery of the Software to a sub-licensee, such sub-licensee enters into a distribution agreement with GAI on substantially the same terms and conditions as are contained in this Agreement or on terms and conditions which may be notified to GAI by MDIS from time to time.

    18. Default and Termination

        18.1 Definition and Right to Terminate for Default. For the purposes of this Agreement, default by any party occurs upon the (I) failure to cure a material breach where such breach is capable of cure, other than a breach due to failure to pay monies within thirty (30) days following written notice from the other party stating such breach;
             (ii) breach of any warranty; (iii) the finding that any representation made herein proves to be materially false; (iv) failure of a party to pay monies required to be paid hereunder within (30) days following written notice from the other party stating that monies are required to be paid to the other party to this Agreement. Upon the occurrence of such default, the non-defaulting party may terminate this Agreement by giving sixty
             (60) days written notice to the defaulting party.

        18.2 Obligations and Duties upon Termination

        (a) Upon termination, except in the event of the exercise of the pre-paid option, GAI's right to use any Confidential Information shall terminate and GAI shall immediately deliver to MDIS all such Confidential Information in its possession and control, subject to the provision below. All obligations of confidentiality shall survive the termination of this Agreement. However, all rights granted by GAI to end-users shall continue in full force and effect. GAI shall continue to be able to support such end-users after termination for the remainder of the period of any relevant Support Agreements. The parties shall mutually agree as to what Confidential Information GAI requires in order to support the end-users after termination of the Agreement.


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        (b)  GAI's right on the license granted hereunder shall immediately cease and GAI shall immediately discontinue all other use of the Software and MDIS "REALITY" trademark.

    19. Assignment. Neither party shall assign or transfer this Agreement without the prior written consent of the other which shall not be unreasonably withheld or delayed.

    20. Miscellaneous Provisions

        20.1 Entire Agreement and Severability. This Agreement constitutes the entire understanding and agreement between MDIS and GAI and supersedes any and all prior, contemporaneous oral or written communication or representations relating to the subject matter hereof, all of which are merged herein. This Agreement can only me modified, amended, or altered by an instrument in writing, mutually signed by the parties hereto. Such amendment shall be binding with or without any additional consideration. If any provision of this Agreement is held unenforceable, it shall not be deemed to impair the validity of the remaining provisions of the Agreement which shall remain in full force and effect.

        20.2 Waiver. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to written instrument signed by the party or parties waiving compliance. This waiver shall be effective only in the specific instance and the specific purpose stated.

        20.3 Relationship of Parties. The relationship between MDIS and GAI is that of licensor and licensee. Nothing contained herein shall be deemed or construed as creating a joint venture or partnership between MDIS and GAI. It is agreed and understood that GAI is an independent contractor and has no authority or power to bind or contract in the name of or to create any liability against MDIS in any way or for any purpose. Further it is not the intention of this Agreement or the parties hereto to confer a third party beneficiary right of action upon any person or entity whatsoever.

        20.4 Governing Law and Choice of Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to contracts and wholly executed and wholly performed therein. The parties agree that, and hereby submit themselves to the non-exclusive jurisdiction and venue for the purposes of resolving any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in the County of Orange, California.

        20.5 Attorney's Fees. The prevailing party in any action or proceeding between GAI and MDIS arising out of or related to this Agreement shall be entitled to recover its reasonable attorney's fees and costs incurred in connection therewith.


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        20.6 Notices. All notices, requests, demands and other communications required under this Agreement shall be deemed duly given to the respective parties at the addresses first set forth above or at such other addresses as designated in writing by either party in accordance with this Section upon (a) personal delivery, or (b) delivery by U.S. mail, postage pre-paid, or (c) receipt by the transmitting party of confirmation or answer back is by telex, telegram or facsimile.

             EXECUTED as of the date first written above.

McDonnell Information Systems Ltd         General Automation, Inc.


By: /s/ JOHN KLEIN                        By: /s/ R. D. Bagby
    ------------------------------            ---------------------------------
John Klein                                    Robert D. Bagby
Its: President and Chief Executive            Its: President and Chief Executive


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                                    EXHIBIT A

GAI will pay MDIS royalty payments of $35 per user for each license sold to its customer up to the annual minimum payment as scheduled in Table A below.

                  TABLE 1: ROYALTY PAYMENT COMMITMENT SCHEDULE

Year    1996       1997        1998        1999      2000       2001      2002

        NIL      $400,000    $650,000   $700,000   $700,000   $700,000  $700,000

Royalty payment will be made on April 26 of each relevant year, i.e. payment for 1997 of $400K will be made on April 26, 1997.


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